UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2007
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On June 1, 2007, the Company’s Board of Directors (the “Board”) appointed Danny Lam as President. Mr. Lam, age 49, has served as the Company’s President of Finance since September 2005. He will retain his former duties and, in addition, will assume control of all sales and marketing functions. Current and historical information with respect to Mr. Lam’s prior experience and current and prior relationships with the Company have been previously disclosed and are available in the Company’s publicly filed documents.
     Additionally, on June 1, 2007, the Board appointed Michael S. Browne as Chief Operating Officer. Mr. Browne, age 44, has served as the Company’s Chief Financial Officer since July 2006. He will retain his role as Chief Financial Officer in addition to his new role as Chief Operating Officer. Current and historical information with respect to Mr. Browne’s prior experience and current and prior relationships with the Company have been previously disclosed and are available in the Company’s publicly filed documents.
     Lawrence D. Bain, age 56, will retain his role as Chief Executive Officer and oversee all strategic initiatives with Mr. Lam, Mr. Browne, and Dave M. Gomez, General Counsel of the Company reporting to him.
     There are no family relationships among the Company’s directors or executive officers. Compensation arrangements relating to Messrs. Bain, Lam and Browne have not been changed in connection with the events described above. Information on these compensation arrangements have been previously disclosed and are available in the Company’s publicly filed documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2007	PROLINK HOLDINGS CORP.
/s/ Michael S. Browne
Michael S. Browne
Chief Financial Officer and Chief Operating Officer